SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 24th day of June, 2016, by and among Event Cardio Group Inc., a Nevada corporation (the “Company”), and the stockholders of 2375757 Ontario Inc., an Ontario corporation (“Ontario”), who are signatories to this Agreement (the “Stockholders”).

Preliminary Statement

The Company is a publicly traded company whose shares of common stock are quoted on OTCQB under the symbol "EVGI.”

The Stockholders own all of the shares of 2375757 Ontario Inc., an Ontario corporation (the “Shares”). The number of shares of each class of stock owned by each Stockholder is set forth on Table 1 attached hereto (the “Subject Shares”).

The Company desires to acquire 100% of the issued and outstanding shares of Ontario in exchange for 2,812,500 shares of the common stock of the Company (the “Exchange Shares”) and the Stockholders are willing to exchange their shares of Ontario in exchange for the Exchange Shares on the terms and subject to the conditions set forth herein (the “Exchange”). Upon consummation of the Exchange, the Company will own 100% of the outstanding shares of Ontario which will become a wholly-owned subsidiary of the Company.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.01 Exchange.  On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 2.01), each of the Stockholders shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of each class of Ontario set forth on Table 1 attached hereto (“Table 1”), constituting all of the shares of Ontario held by such Stockholder. In exchange for the transfer of such shares by the Stockholders, the Company shall issue to the Stockholders, their affiliates or assigns, a total of two million eight hundred twelve thousand five hundred (2,812,500) shares of the Company’s common stock in such proportions as indicated on Table 1. Each of the Stockholders shall, on surrender of its certificate or certificates representing such Stockholder’s shares to the Company or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing the number of Exchange Shares indicated in Table 1. The Stockholders acknowledge that the distribution of the Exchange Shares between them has been determined by agreement between them.

Upon consummation of the Exchange, the Company will own 100% of the outstanding shares of Ontario, which will become a wholly-owned subsidiary of the Company

ARTICLE II
CLOSING

Section 2.01 Closing. The consummation of the share exchanges contemplated hereby (the “Closing”) shall be held at the offices of counsel to the Company on a date and time mutually agreed upon by the parties hereto, but in no event later than August 31, 2016 (the “Closing Date”). The Closing shall be effective as of 12:01 AM local time on the Closing Date.

Section 2.02. Exchange. At the Closing:

(i)                 Each of the Stockholders shall deliver to the Company a certificate representing the shares of each class of stock of Ontario held by such Stockholder duly endorsed in blank or accompanied by duly executed stock powers, with his signature attested to by a second individual, and such other instruments of transfer requested by and reasonably satisfactory to the Company and as are necessary to vest in the Company title in and to the Shares, free and clear of any Lien or Liability, other than restrictions imposed by federal or applicable state securities laws.

(ii)               The Company shall deliver to each Stockholder a certificate or certificates evidencing the number of Exchange Shares set forth on Table 1.

(iii)             The Stockholders shall have obtained and delivered to the Company copies of such Consents (as defined in Section 3.09) as are necessary to effectuate the transaction contemplated hereby.

Section 2.03 Post-Closing Actions. At the request of the Company each Stockholder shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the Company to confirm its ownership of the Ontario Shares and to transfer, convey, assign and deliver to the Company, or to vest in the Company good, valid and marketable title to the Ontario Shares, free of any Liens and Liabilities.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE STOCKHOLDERS

As an inducement to, and to obtain the reliance of the Company, except as set forth in the Stockholders’ Disclosure Schedules (as defined in Section 3.12 below) annexed hereto, each of the Stockholders represents and warrants (severally, but not jointly as to Sections 3.10 through 3.15) as follows:

Section 3.01 Incorporation.  Ontario is a corporation duly incorporated, validly existing, and in good standing under the laws of Ontario and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The Stockholders have delivered to the Company or its representatives complete and correct copies of the certificate of incorporation and by-laws of Ontario, each as in effect on the date hereof (collectively, the “Charter Documents”).  The execution and delivery of this Agreement by the Stockholders does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Charter Documents.

Section 3.02 Authorized Shares.  As of the date hereof, the only shares of Ontario outstanding are those indicated on Table 1. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 3.03 Subsidiaries and Predecessor Corporations.   Ontario does not have any subsidiaries, and Ontario does not own, beneficially or of record, any shares of or control any other corporation.

Section 3.04 Options or Warrants.   There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Ontario.

Section 3.05 Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Stockholders after reasonable investigation, threatened by or against Ontario or affecting Ontario’s properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  The Stockholders do not have any knowledge of any material default on Ontario’s part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. Ontario is not a party to or bound by, and its properties are not subject to, any judgment, order, writ, injunction, decree, or award.

Section 3.06 No Conflict With Other Instruments.   The execution of this Agreement by the Stockholders and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Ontario is a party or to which any of its assets, properties or operations are subject.

Section 3.07 Compliance With Laws and Regulations.  Ontario has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect its business, operations, properties, assets, or condition, except to the extent that noncompliance would not result in the occurrence of any material liability.

Section 3.08 Recapture of Licensed Rights.  The Company previously granted the right to distribute its cardiac monitoring device throughout Canada, including the Province of Canada, to Nicholas Bozza (“Bozza”) and John Bentivoglio (“Bentivoglio”) pursuant to an Assignment Agreement dated June 5, 2014. Bentivoglio assigned the rights he acquired pursuant to the June 2014 Agreement to Ontario. The Company has reacquired the rights previously granted to Bozza pursuant to a Share Purchase and Option Agreement with the Company dated June 16, 2016. As a result of the execution and delivery of this Agreement, the Company will reacquire all of the rights previously transferred to Bentivoglio and as a consequence thereof, will have reacquired all of the rights it granted to Bozza and Bentivoglio pursuant to the June 2014 Agreement.

Section 3.09. Governmental and Other Consents. Except as set forth on the Stockholders’ Disclosure Schedules, (i) no notice to, consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Stockholders of this Agreement or any other document delivered in connection herewith (“Transaction Document”) to which a Stockholder is a party, or the taking of any action herein contemplated; and (ii) no notice to, consent, authorization or approval of, any person under any agreement, arrangement or commitment of any nature to which a Stockholder is party to, or by which the Shares or the assets of Ontario are bound by or subject to, or from which Ontario receives or is entitled to receive a benefit, is required in connection with the execution, delivery and performance by the Stockholders of this Agreement or any other Transaction Documents to which a Stockholder is a party, or the taking of any action herein contemplated (the consents referenced in the foregoing clauses (i) through (iii) are referred to herein as the “Consents.”). The sale of the Shares as contemplated hereby will not result in the lapse, termination or forfeiture of any permit, license, customer certification or approval required to be maintained by Ontario in order for it to continue its business in the ordinary course.

Section 3.10 Good Title.  The Stockholder is the record and beneficial owner, and has good title to the shares of Ontario owned by such Stockholder (“Subject Shares”) as set forth on Table 1, with the right and authority to sell and deliver such Subject Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of the Company as the new owner of such Subject Shares in the share register of Ontario, the Company will receive good title to such Subject Shares, free and clear of all liens.

Section 3.11 Power and Authority. The Stockholder has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform such Stockholder’s obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms hereof.

Section 3.12 No Conflicts.  The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of such Stockholder’s obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Stockholder and (c) will not violate or breach any contractual obligation to which the Stockholder is a party.

Section 3.13 Finder’s Fee.  The Stockholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.14 Acquisition of Exchange Shares for Investment.

(a) The Stockholder is acquiring the Exchange Shares for investment for such Stockholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Stockholder further represents such Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) The Stockholder represents and warrants that such Shareholder (i) can bear the economic risk of such Stockholder’s respective investments, and (ii) possesses such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of the investment in the Company and its securities.

(c) The Stockholder is either:

(i) (A) not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) and has no intention of becoming a U.S. Person;

(B) at the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Stockholder was outside the United States; and

(C) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S; or

(ii) is an “accredited investor” within the meaning of Section 501(a) of Regulation D promulgated under the Securities Act.

Each certificate representing the Exchange Shares issued to shareholders who are not U.S. Persons shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATIONS PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Each certificate representing the Exchange Shares issued to shareholders who are “accredited investors” shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(d) The Stockholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) The Stockholder acknowledges that such Stockholder has carefully reviewed such information as such Stockholder has deemed necessary to evaluate an investment in the Company and its securities.  To the full satisfaction of such Stockholder, the Stockholder has been furnished all materials that he has requested relating to the Company and the issuance of the Exchange Shares hereunder, and such Stockholder has been afforded the opportunity to ask questions of the Company’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Stockholder.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Stockholder has relied in making an exchange of such Stockholder’s Subject Shares for the Exchange Shares.

(f) The Stockholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  The Stockholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, the Company’s compliance with the reporting requirements under the Exchange Act).

(g) The Stockholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Stockholder under this Section 2.05 shall survive the Closing for the period set forth in Section 7.02.

Section 3.15 Additional Legends; Consent. The Stockholder consents to the Company making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

Section 3.16   Stockholders’ Disclosure Schedules.   The Stockholders have delivered to the Company a schedule of any exceptions to the representations made herein (the “Stockholders’ Disclosure Schedules”), certified by the Stockholders as complete, true, and correct as of the date of this Agreement in all material respects. The Stockholders shall cause the Stockholders’ Disclosure Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

ARTICLE IV

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Stockholders, except as set forth in the Company Schedules or the Company SEC Reports (as each of those terms is hereinafter defined), the Company represents and warrants as follows:

Section 4.01 Organization. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The Company has made available to the Stockholders or there is included on the Securities and Exchange Commission’s website (“EDGAR”) complete and correct copies of the articles of incorporation and bylaws of the Company, each as in effect on the date hereof (together, the “Company Charter Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Company Charter Documents.  The Company has taken all action required by law, its Charter Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Charter Documents, or otherwise to consummate the transactions herein contemplated.

Section 4.02 Capitalization.

(a) The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock (undesignated as to series), none of which have been issued, and 300,000,000 shares of common stock.  All outstanding shares of the Company’s common stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue shares of the Company’s common stock, except as set forth in this Agreement.

Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company, and there are no agreements to which Company is a party, or of which the Company has knowledge, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 4.03 Subsidiaries and Predecessor Corporations.   The Company does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 4.04 SEC Filings; Financial Statements.

(a) The Company has made available to the Stockholders a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy or information statement filed by the Company with the SEC since September 1, 2014 (the “Company SEC Reports”). As of their respective dates, the Company SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Included in the Company SEC Reports are the audited balance sheets of the Company as of August 31, 2015 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal year ended August 31, 2015, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto, and the unaudited balance sheets of the Company as of February 29, 2016 and the related unaudited statements of operations, stockholders’ equity and cash flows for the six months and three months ended February 29, 2016, together with the notes to such statements with respect thereto.

(c) Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a  material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole (“Material Adverse Effect”). The balance sheets of the Company included in the Company SEC Reports are true and accurate and present fairly as of their respective dates the financial condition of the Company.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles. Except as set forth in the Company Schedules, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(d) The Company has no material liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e) Except as set forth in the Company Schedules, the Company has timely filed (or filed requests for extensions of time within which to file) all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 4.05 Options or Warrants.   There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company.

Section   4.06 Absence of Certain Changes or Events.  Since March 1, 2016:

(a) There has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company.

(b) The Company has not (i) amended the Company Charter Documents, except as may be required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees.

(c) The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

(d)  The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 4.07 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Company Schedule 5.07.  The Company is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 4.08 No Conflict With Other Instruments.   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 4.09 Compliance With Laws and Regulations.  The Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.

Section 4.10  Approval of Agreement.  The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.11   Company Schedules.  The Company has delivered to the Stockholders the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule of any exceptions to the representations made herein; and

(e) a schedule containing the other information requested herein.

The Company shall cause the Company Schedules and the instruments and data delivered to Contex and the Stockholders hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 4.12 Valid Obligation.  This Agreement and all agreements and other documents executed by Acquirer in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE V

MISCELLANEOUS

Section 5.01 Brokers.   The Stockholders and the Company agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  The Stockholders and the Company agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 6.02 Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters relating to the internal affairs of the Company, with the laws of the State of Nevada.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 6.03 Notices.   Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed to the recipient at such address as it has provided to the other parties hereto at the time of execution of this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.04 Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.05 Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 6.06 Third Party Beneficiaries.  This contract is strictly between the Stockholders and the Company, and, except as specifically provided, no director, officer, stockholder (other than the Stockholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 6.07 Expenses. Each of Stockholders and the Company will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 6.08 Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.09 Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 6.10 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Event Cardio Group Inc.

By: /s/ John Bentivoglio

John Bentivoglio

President and Chief Executive Officer

The John Bentivoglio Family Trust

By: /s/ John Bentivoglio

John Bentivoglio, Trustee

The Frank Sgro Family (2010) Trust

By: /s/ Gino Alberelli

Gino Aloberelli, Trustee

Table 1

 Exchange Shares to be Issued

		Ontario Company Shares
Name of Ontario Shareholder	Exchange Shares	Class A	Class B	Class C	Special
The John Bentivoglio Family Trust	1,406,250	1000	0	500	50
The Frank Sgro Family (2010) Trust	1,406,250	0	1000	500	50

Share Exchange Agreement

Stockholders’ Disclosure Schedules

Exceptions to Representations

Share Exchange Agreement

Company Schedules

Exceptions to Representations